EXHIBIT 10-1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is made as of this 17th day of December 2015 by and among (i) Cantabio Pharmaceuticals Inc., a Delaware corporation (the "Company"), (ii) Cantabio Acquisition Inc., a Delaware corporation ("Merger Sub"), (iii) Gardedam Therapeutics, Inc., a Delaware corporation ("Gardedam"), (iv) Dr. Gergely Toth, (v) Dr. Thomas Roger Sawyer and (vi) Simon Peace (each a “Party” and together the “Parties”).

WHEREAS, the Company is authorized to issue 250,000,000 shares of its common stock, par value $0.001 per share ("Authorized Common Stock"), of which 27,250,000 shares ("Issued Common Shares") are issued and outstanding as of the date hereof and no shares of preferred stock exist, as of the date hereof; and

WHEREAS, Merger Sub is a wholly owned subsidiary of the Company and is authorized to issue 1,000,000 shares of common stock, par value $0.001 per share (the "Merger Sub Shares"), all of which are issued and outstanding and owned by the Company as of the date hereof; and

WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Gardedam (the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations, and their respective stockholders, that Merger Sub be merged with and into the Gardedam (the "Merger") and the Merger be effected pursuant to the Delaware General Corporation Law (the "DGCL");

WHEREAS, as consideration for the Merger, (i) the Company will issue the Gardedam shareholders approximately 15,500,000 shares of the Company’s common stock, (ii) Dr. Toth will return 13,500,000 shares of the Company’s common stock to treasury, (iii) Dr. Sawyer will return 1,000,000 shares of the Company’s common stock to treasury (iv) Mr. Peace will return 1,000,000 shares of the Company’s common stock to treasury; and

WHEREAS, it is intended that the Merger each be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

EXHIBIT 10.1, 1

ARTICLE I

The Merger

SECTION 1.1                                The Merger. On the basis of the representations, warranties, covenants and agreements set forth in this Agreement and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined below) and in accordance with the applicable provisions of the DGCL:

(a)           Merger Sub shall merger with and into Gardedam. Upon completion of the Merger, the Gardedam shall be the surviving entity and the separate corporate existence of Merger Sub shall thereupon cease. Gardedam, as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company shall continue its existence under the name “Gardedam Therapeutics, Inc." and shall continue to be governed by the DGCL. As consideration for the Merger, (i) the shareholders of Gardedam relinquish all ownership of shares of capital stock Gardedam to the Company in exchange for the issuance of approximately 15,500,000 common shares by the Company (the “Merger Common Stock”) and such Merger Common Stock shall be issued to the Gardedam shareholders on a pro rata basis as to their ownership of Gardedam, (ii) Dr. Gergely Toth Agrees to return to the Company’s treasury 13,500,000 shares of the Company’s Common Stock, (iii) Dr. Thomas Roger Sawyer agrees to return 1,000,000 shares of the Company’s Common Stock to treasury and (iv) Simon Peace agrees to return 1,000,000 shares of the Company’s Common Stock to treasury.

(b)           The Articles of Incorporation and By-laws of Gardedam, as in effect immediately prior to the Effective Time, shall thereafter be the articles of incorporation and by-laws of the surviving corporation in the Merger until duly amended or repealed.

(c)           The members of the Board of Directors of Gardedam immediately prior to the Effective Time shall thereafter be confirmed as members of the Board of Directors of Gardedam as the surviving corporation in the Merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the surviving corporation in the Merger, or as otherwise provided by law.

(d)           The officers of Gardedam immediately prior to the Effective Time shall be confirmed as the initial officers of Gardedam as the surviving corporation in the Merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

SECTION 1.2                                Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place commencing at 9:00 Eastern time on the next business day after all the conditions set forth in this Agreement have been satisfied or waived, or such later date as agreed upon by the parties hereto (the "Closing Date").

    SECTION 1.3                          Filing of Certificate of Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Merger Sub and Gardedam shall cause Certificate of Merger substantially in the form of Exhibit A attached hereto (the "Certificate of Merger") or other appropriate documents, duly executed in accordance with the relevant provisions of the DGCL and to be filed and recorded as required by the DGCL and will take any other further actions in connection therewith as may be required by the DGCL to make the Merger effective. The Merger shall become effective at the later of the time the Certificate of Merger is duly filed or at the effective time set forth in the Certificate of Merger (the "Effective Time").

EXHIBIT 10.1, 2

       SECTION 1.4                             Certain Effects of the Merger.

(a)           At the Effective Time, Merger Sub shall be merged with and into Gardedam and the separate existence of Merger Sub shall cease. Gardedam, as the surviving corporation in the Merger, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public or of a private nature, and be subject to all restrictions, liabilities and duties of each of Gardedam and Merger Sub and shall continue its existence as a Mexican corporation.

(b)           The parties to this Agreement intend that the Merger shall constitute a tax free "reorganization". Each party to this Agreement hereby agrees to file all tax returns, reports, or other documents, and to act in all other respects, in a manner consistent therewith.

SECTION 1.5                           Effect of Merger on Capital Stock.

(a)           Cancellation of Gardedam Treasury Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of Gardedam or of Merger Sub, each share of Gardedam Common Stock issued and held in the treasury of Gardedam immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without any conversion thereof and without payment of any consideration therefor and shall cease to exist.

(b)           Conversion of Gardedam Common Stock.

(i)           At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of Gardedam or of Merger Sub, each share of Gardedam Common Stock issued and outstanding immediately prior to the Effective Time (other than the shares of Gardedam Common Stock being canceled pursuant to Section 1.5(a)), shall be converted into the right to receive, 14.824 shares of Merger Common Stock (the "Merger Ratio") for each share of Gardedam Common Stock without the need to surrender the certificate representing the Gardedam Common Stock.  Any fractional share of Merger Common Stock that would otherwise be issued pursuant to this Agreement shall be rounded up to the nearest whole share of common stock of the Company.

(ii)           Each share of Gardedam Common Stock so converted at the Effective Time shall be immediately canceled and retired without need for surrender to the Company and shall cease to exist, and each certificate which theretofore represented shares so converted and canceled shall thereafter cease to have any rights with respect to such shares except the right to receive the Merger Common Stock.

(c)           Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become an issued and outstanding share of common stock of the surviving corporation in the Merger so that the Company will be the sole shareholder of Gardedam.

(d)           Securities Act Exemption. The Merger Common Stock to be issued in the Merger is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and/or Regulation S thereunder and from applicable state securities laws. The Company will use reasonable efforts to facilitate each Gardedam stockholder taking all reasonable actions and executing all necessary documents to qualify the issuance of Merger Common Stock for such exemptions.

EXHIBIT 10.1, 3

SECTION 1.6                       Delivery of New Certificates. Promptly after the Effective Time, the Company shall send, by overnight courier, to each record holder of certificates formerly representing all of such holder’s shares of Gardedam Common Stock (the "Old Certificates"), at the address set forth on books of Gardedam, (i) a notice of the effectiveness of the Merger and (ii) a Letter of Transmittal.

SECTION 1.7                       No Further Ownership Rights in Gardedam Common Stock. All consideration paid upon the conversion of Gardedam Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Gardedam Common Stock. At the Effective Time, the stock transfer books of Gardedam shall be closed, and there shall be no further registration of transfers on the stock transfer books of the surviving corporation in the Merger of the shares of Gardedam Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing common stock of Gardedam are presented to the Company for any reason, they shall not be recognized as valid and outstanding.

ARTICLE II

Representations and Warranties of Gardedam

Gardedam represents and warrants to each Party as follows:

SECTION 2.1                        Organization; Standing and Power. Gardedam is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. Copies of the Articles of Incorporation and By-laws, corporate minute books, stock certificate books and stock transfer books of Gardedam have heretofore been delivered to the Company and are true, correct and complete. Gardedam is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

  SECTION 2.2                           Authorization.

(a)           Gardedam has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval by the stockholders of Gardedam whose consent is required in accordance with the laws of Delaware, to consummate the transactions contemplated by this Agreement.

EXHIBIT 10.1, 4

(b)           Except for the consent and approval of the stockholders of Gardedam, the execution, delivery and performance of the Agreement by Gardedam and the consummation by Gardedam of the transactions contemplated by the Agreement will not require on the part of Gardedam any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental agency or authority, domestic or foreign (a "Governmental Authority") or any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including a Governmental Authority) (a "Person").

SECTION 2.3                        Binding Agreement. This Agreement has been duly executed and delivered by Gardedam , and assuming the due execution and delivery of this Agreement by the Company, it constitutes the valid and binding obligation of Gardedam, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 2.4                        No Conflicts. The execution, delivery and performance of the Agreement by Gardedam and the consummation by Gardedam of the transactions contemplated by the Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of Gardedam or (ii) except for such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, have a material adverse effect on the business of Gardedam, any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Gardedam is a party or to which it or any of its properties or assets is subject, or result in the creation of any liens, pledges, security interests, charges, equities, options, proxies, voting restrictions, rights of first refusal, encumbrances, restrictions (other than restrictions arising under applicable securities laws) and claims of every kind and character ("Encumbrances") on any of its properties or assets.

SECTION 2.5                        Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of Gardedam is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

SECTION 2.6                        Capitalization. The outstanding capitalization of Gardedam is set forth on Schedule A annexed hereto. There are issued and outstanding only the Issued Common Shares, all of which are duly authorized and validly issued. No securities of Gardedam are entitled to preemptive or similar rights and no Person has any right of first refusal, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants or other rights to acquire capital stock of Gardedam, and there are no options, warrants, calls, rights, commitments agreements, understandings or arrangements to which Gardedam is a party or by which Gardedam is or may become bound to issue additional shares of capital stock of Gardedam, or securities or rights convertible or exchangeable into shares of capital stock of Gardedam prior to the Effective Time.

EXHIBIT 10.1, 5

SECTION 2.7                        Subsidiaries. Gardedam does not have any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

SECTION 2.8                        Financial Statements. Gardedam has furnished the Company with a true and complete copy of (i) the audited balance sheets of Gardedam as of December 31, 2014, and the related audited statements of income and statements of cash flow of Gardedam for the interim period ended September 30, 2015 (the "Financial Statements"). The Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of Gardedam, at the dates and for the respective periods to which they apply, subject, in the case of the Financial Statements, to normal, immaterial year-end audit adjustments. All such Financial Statements have been reviewed by PLS CPA and are accompanied by their report and were prepared in conformity with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals.

SECTION 2.9                        No Adverse Changes. There has not been any material adverse change in the financial condition of Gardedam from that set forth in the Financial Statements except for (i) transactions in the ordinary course of business since September 30, 2015 and (ii) transactions, including but not limited to the incurring of expenses and liabilities, relating to this Agreement.

          SECTION 2.10                         Liabilities; Claims. There are no liabilities (including, but not limited to, tax liabilities) or claims against Gardedam (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing in the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since September 30, 2015, (ii) taxes accrued on earnings since September 30, 2015 which are not yet due or payable or (iii) other liabilities which do not exceed $5,000 in the aggregate.

          SECTION 2.11                         Material Contracts. All written agreements, contracts, letters of intent, arrangements, understandings and commitments to which Gardedam is a party and which are material to Gardedam (collectively, " Gardedam Contracts") are in good standing, valid and effective in accordance with their respective terms, and neither Gardedam nor any other party to a contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any such contract. Gardedam is not a party to or bound by any contract which would prohibit or materially delay the consummation of transactions contemplated by this Agreement.

          SECTION 2.12                           Tax Matters.

(a)           All federal, state, county, local and foreign income, excise, property and other tax returns required to be filed by Gardedam have been timely filed and all such duly filed tax returns are true and correct in all material respects. All required taxes, fees or assessments have been paid or an adequate reserve therefore has been established (in accordance with GAAP) in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Gardedam have not been audited by any taxing authority and Gardedam has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. No state, local, foreign or other taxing authority has proposed in writing any additional taxes, interest or penalties with respect to Gardedam or any of its operations or businesses. There are no pending, or to the knowledge of Gardedam, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Gardedam, threatened, tax examinations by any taxing authorities. Gardedam has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to taxes of Gardedam for any taxable period. There are no liens for taxes upon the assets of Gardedam except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Gardedam has not filed a request for changes in accounting methods within the last three (3) years which change would affect the accounting for tax purposes, directly or indirectly, of its business.

EXHIBIT 10.1, 6

(b)            Gardedam does not have any liability for taxes of any person as a result of being a member of an affiliated, consolidated, combined or unitary group, nor is it bound by any obligation under any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

SECTION 2.13                             Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to Gardedam's knowledge, threatened, directly or indirectly involving Gardedam or its officers, directors, employees or affiliates, which would reasonably be expected to have a material adverse effect on the business of Gardedam or challenging the validity of the transactions contemplated by this Agreement. Gardedam is not a party to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator which would reasonably be expected to have a material adverse effect on the business of Gardedam.

SECTION 2.14                             Permits; Compliance with Laws. Gardedam has all governmental licenses, authorizations, permits, consents and approvals ("Permits") required to own, lease and operate its properties and to carry on its business as currently conducted. Gardedam: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Gardedam under), nor has Gardedam received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Gardedam is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or Governmental Authority, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over Gardedam or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits, except where the failure to so comply did not have and would not reasonably be expected to have a material adverse effect on the business of Gardedam.

SECTION 2.15                             Intellectual Property. Gardedam owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Gardedam has no knowledge of any infringement by Gardedam of intellectual property rights of others.  Gardedam has no knowledge of any claim, action or proceeding being made or brought it or being threatened, against Gardedam regarding their Intellectual Property Rights.  Gardedam has no knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Gardedam has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

  SECTION 2.16                           Related Party Contracts None of the officers, directors, or affiliates of Gardedam is presently a party to any transaction with Gardedam (other than for services as employees, officers and directors), including any loans, leases, agreements, arrangements or understandings outstanding between Gardedam and any of its officers, directors, or affiliates or any person related to or affiliated with any such officers or directors.

EXHIBIT 10.1, 7

SECTION 2.17                           Benefit Plans. Gardedam does not have any pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

ARTICLE III

Representations and Warranties Regarding Merger Sub

The Company and Merger Sub each jointly and severally represents and warrants to Gardedam as follows with respect to Merger Sub:

SECTION 3.1                           Organization; Capitalization. Merger Sub is a duly organized and validly existing corporation in good standing under the laws of Delaware, authorized to issue only the Merger Sub Shares.  There are no issued or outstanding options or warrants to purchase Merger Sub Shares or any issued or outstanding securities of any nature convertible into Merger Sub Shares, or any agreements or understandings to issue any Merger Sub Shares, options or warrants.

SECTION 3.2                           Authorization.

(a)           Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(b)           Except for the filing of the Articles of Merger and the Certificate of Merger, the execution, delivery and performance of the Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by the Agreement will not require on the part of Merger Sub any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

        SECTION 3.3                         Binding Agreement. This Agreement has been duly executed and delivered by Merger Sub, and assuming the due execution and delivery of this Agreement by the Company and Merger Sub, constitutes the valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3.4                         No Conflicts. The execution, delivery and performance of the Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by the Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Merger Sub or (ii) any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Merger Sub or any of its properties or assets is subject, or result in the creation of any Encumbrances on any of its properties or assets.

EXHIBIT 10.1, 8

SECTION 3.5                         Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of Merger Sub is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

SECTION 3.6                         No Business Activity; Financial Condition. Merger Sub has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement. Merger Sub has no contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Merger Sub Shares to the Company, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (iv) the consummation of the Merger, Merger Sub has had no financial or other transactions of any nature whatsoever. As of the date hereof, Merger Sub has no subsidiaries.

ARTICLE IV

Representations and Warranties Regarding the Company

The Company hereby represents and warrants to Gardedam as follows, except to the extent set forth on the corresponding sections of the schedule of exceptions attached hereto and made a part hereof:

SECTION 4.1                           Organization; Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. Copies of the Certificate of Incorporation and By-laws, corporate minute books, stock certificate books and stock transfer books of the Company that have heretofore been delivered to Gardedam are true, correct and complete. The Company is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

SECTION 4.2                           Authorization.

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval by the stockholders of the Company whose consent is required in accordance with the laws of the State of Delaware to consummate the Reincorporation and the transactions related thereto, and to consummate the transactions contemplated by this Agreement.

(b)           The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated by the Agreement will not require on the part of the Company any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

EXHIBIT 10.1, 9

SECTION 4.3                           Binding Agreement. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.4                           No Conflicts. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of the Company or (ii) except for such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, have a material adverse effect on the business of the Company, any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which the Company is a party or to which it or any of its properties or assets is subject, or result in the creation of any Encumbrances on any of its properties or assets.

SECTION 4.5                           Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of the Company is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

        SECTION 4.6                         Capitalization.

(a)           The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock.  The Company declares that all such stock, as referred below, is the total amount of stock of the Company and there is no preferred stock or other different from such as above mentioned. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants or other rights to acquire capital stock of the Company and there are no securities, options, warrants, calls, rights, commitments, agreements, understandings or arrangements to which the Company is a party or by which the Company is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company.

(b)           There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

EXHIBIT 10.1, 10

(c)           There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound relating to the voting of any shares of the capital stock of the Company.

SECTION 4.7                           Subsidiaries. Other than the Merger Sub, the Company does not have any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

SECTION 4.8                           Investment Company/Investment Adviser. The business of the Company does not require it to be registered as an investment company, as such term is defined under the Investment Company Act of 1940, as amended, nor does it require the Company to be registered as an investment adviser, as such term is defined under the Investment Advisers Act of 1940, as amended, or under applicable Delaware State laws.

SECTION 4.9                           Assets; Liens. The Company has not acquired any assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash. No Encumbrances exist on any of the Company's assets.

SECTION 4.10                           Liabilities; Claims. Except as set forth in all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials being collectively referred to herein as the "SEC Reports"), there are no liabilities (including, but not limited to, tax liabilities) or claims against the Company (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or claim.

SECTION 4.11                           Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to the Company's knowledge threatened, directly or indirectly involving the Company or its officers, directors or affiliates, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement. The Company is not subject to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator.

SECTION 4.12                           Insurance. The Company has no casualty and liability policies and other insurance policies.

SECTION 4.13                           Intellectual Property. The Company has no patents, patent applications, trademarks, trademark registrations or applications therefore, service marks, service mark registrations or applications therefore, trade names, copyrights, copyright registrations or applications therefore or any other proprietary intellectual property and other rights relating to the foregoing. The Company has no knowledge of any infringements by the Company of any third party's intellectual property.

EXHIBIT 10.1, 11

SECTION 4.14                           Permits; Compliance with Laws. The Company has all Permits required to own, lease and operate its properties and to carry on its business as currently conducted. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which the Company is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over the Company or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits.

SECTION 4.15                           Related Party Contracts. Except as set forth in the SEC Reports, none of the officers, directors, or affiliates of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any loans, leases, agreements, arrangements or understandings outstanding between the Company and any of its officers, directors, or affiliates or any person related to or affiliated with any such officers or directors.

SECTION 4.16                           Employee Matters; Benefit Plans. The Company has no employees and there are no labor disputes, grievances or requests for arbitration. Except for the Stock Award to Steven A Sanders, the Company has no pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

ARTICLE V

Representations and Warranties of Dr. Toth, Dr. Sawyer and Mr. Peace.

SECTION 5.1                                Dr. Toth represents to Gardedam that (i) he is the sole owner of 13,500,000 of shares of common stock of the Company (the “Toth Shares”), (ii) that no liens, judgments or other instruments exist over the Toth Shares or Dr. Toth that would prevent their return to treasury, (iii) he has executed all documents that are required by the Company’s transfer agent to return the Toth Shares to treasury and delivered the same to the Company’s counsel with instructions that such documents be delivered to the Company’s transfer agent upon the occurrence of the Merger.

SECTION 5.2                                Dr. Sawyer represents to Gardedam that (i) he is the sole owner of 1,000,000 of shares of common stock of the Company (the “Sawyer Shares”), (ii) that no liens, judgments or other instruments exist over the Sawyer Shares or Dr. Sawyer that would prevent their return to treasury, (iii) he has executed all documents that are required by the Company’s transfer agent to return the Sawyer Shares to treasury and delivered the same to the Company’s counsel with instructions that such documents be delivered to the Company’s transfer agent upon the occurrence of the Merger.

EXHIBIT 10.1, 12

SECTION 5.3                                Mr. Peace represents to Gardedam that (i) he is the sole owner of 1,000,000 of shares of common stock of the Company (the “Peace Shares”), (ii) that no liens, judgments or other instruments exist over the Peace Shares or Mr. Peace that would prevent their return to treasury, (iii) he has executed all documents that are required by the Company’s transfer agent to return the Peace Shares to treasury and delivered the same to the Company’s counsel with instructions that such documents be delivered to the Company’s transfer agent upon the occurrence of the Merger.

ARTICLE VI

Non-Survival of Representations, Warranties and Agreements

SECTION 6.1                                None of the representations, covenants and warranties contained in this Agreement (including, but not limited to, all statements contained in any certificate or other instrument delivered by or on behalf of the Company, Merger Sub, or Gardedam pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Effective Time, except for the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

ARTICLE VII

Conditions of Obligations of Merger Sub and the Company

The obligation of Merger Sub and the Company to consummate the Merger and other transactions contemplated hereby is subject to the satisfaction or waiver of the following conditions prior to the Closing Date:

SECTION 7.1                           Compliance with Representations, Warranties and Covenants. Each of the representations and warranties of Gardedam set forth in this Agreement should be true and correct as the date hereof and as the Closing Date as though made on and as of the Closing Date and Gardedam shall be in compliance with its covenants contained herein in all material respects, and Merger Sub and the Company each shall receive from Gardedam certificates to such effect from an officer of Gardedam as of the Closing Date.

SECTION 7.2                           No Material Adverse Change. Except as disclosed in this Agreement or in the Gardedam Schedule of Exceptions, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities or results of operations of Gardedam since the last SEC Report .

SECTION 7.3                           Filings and Approvals. All applicable filings and regulatory approvals, as well as any other third party approvals, required to be made or obtained by Gardedam shall have been made or obtained.

SECTION 7.4                           Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the stockholders of Gardedam and resolutions to that effect shall have been delivered to the Company.

EXHIBIT 10.1, 13

SECTION 7.5                           No Claims. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court or Governmental Authority against Gardedam that could materially and adversely affect the ability of Gardedam to consummate the transactions contemplated by this Agreement.

SECTION 7.6                           No Injunctions, Restraints or Pending Governmental Actions; Illegality. No applicable laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction (an "Injunction") shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. No proceeding initiated by any Governmental Authority seeking, and which is reasonably likely to result in the granting of, an Injunction shall be pending.

SECTION 7.7                           Return to Treasury. All documents required by the Company’s transfer agent to return to treasury the Toth Shares, the Sawyer Share and the Peace Shares have been delivered to the Company’s counsel with irrevocable instructions to deliver the same to the Company’s transfer agent upon occurrence of the Merger.

ARTICLE VIII

Conditions of Obligations of Gardedam

The obligations of Gardedam to consummate the Merger are subject to the following conditions prior to the Closing Date:

SECTION 8.1                          Compliance with Representations, Warranties and Covenants. Each of the representations and warranties of Merger Sub and the Company set forth in this Agreement (other than those representations and warranties which are made as of a specified date herein) shall be true and correct as of the date hereof and as of Closing Date as though made on and as of the Closing Date and Merger Sub and the Company shall be in compliance with their respective covenants contained herein in all material respects, and Gardedam shall have received from each of Merger Sub and the Company a certificate to such effect from an officer of Merger Sub and the Company, as the case may be, as of the Closing Date.

SECTION 8.2                          No Material Transactions. Except as disclosed in this Agreement or pursuant to the Reincorporation, no material transactions shall have been entered into by Merger Sub or the Company, other than transactions in the ordinary course of business, since the most recent SEC Report, except as referred to in this Agreement or in connection herewith, with the prior written consent of Gardedam.

SECTION 8.3                          No Material Adverse Change. Except as disclosed in this Agreement or pursuant to the Reincorporation, no material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities or results of operations of Merger Sub or the Company since the most recent SEC Report.

EXHIBIT 10.1, 14

SECTION 8.4                          No Claims. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court or Governmental Authority against the Company or Merger Sub that could materially and adversely affect the ability of the Company or Merger Sub to consummate the transaction contemplated by this Agreement.

SECTION 8.5                          No Injunctions, Restraints or Pending Governmental Actions; Illegality. No applicable laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no Injunction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. No proceeding initiated by any Governmental Authority seeking, and which is reasonably likely to result in the granting of, an Injunction shall be pending.

SECTION 8.6                          Super 8-K Information. The Company will have prepared and able to file a current report on Form 8-K reporting the merger that is compliant with, and provides the information required under, Items 1.01, 3.02, 5.01, 5.06, 9.01 and any other applicable Item of Form 8-K (the “Super 8-K”) including the necessary financial information and Gardedam will have signed off on the Super 8-K to be filed with 4 days of the Effective Date.

ARTICLE IX
Other Covenants

SECTION 9.1                           Public Announcements. No press release or announcement concerning this Agreement or the transactions related hereto will be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by law, in which case the party required to make the release or announcement will, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

SECTION 9.2                           Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other party hereto in order to carry out the intent and purposes of this Agreement.

        SECTION 9.3                         Issuance of Stock. Following the Closing, the Company shall issue the Merger Common Stock to the Original Gardedam Shareholders.

ARTICLE X

Termination or Abandonment

SECTION 10.1                             Termination or Abandonment. This Agreement may be terminated and may be abandoned by mutual agreement or by either the Company or Gardedam, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Acquisition is subject. In the event of termination of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Constituent Corporations, their respective Boards of Directors or any other party to this Agreement.

EXHIBIT 10.1, 15

ARTICLE XI

Miscellaneous

SECTION 11.1                           Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, emailed or sent by certified or registered mail, postage prepaid,

If to the Company:
2225 East Bayshore Road #223
Palo Alto
CA 94303
USA
info@cantabio.com

If to Gardedam :
2443 Fillmore St #380-8102
San Francisco, CA 94115
USA
gtoth@gardedamtherapeutics.com

or such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or emailed or, if mailed, five (5) business days after the date of mailing.

SECTION 11.2                           Amendments; No Waivers.

(a)           Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Gardedam; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11.3                           Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incident to negotiation, preparation and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, including, without limitation, fees, expenses and disbursements of their respective financial advisors, accountants and counsel.

EXHIBIT 10.1, 16

SECTION 11.4                           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

SECTION 11.5                           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

SECTION 11.6                           Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York County, New York, and each of the Parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 11.7                           Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

SECTION 11.8                           Entire Agreement. This Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 11.9                           Consent. Whenever consent is required to be given by any party to any other party hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 11.10                           Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

EXHIBIT 10.1, 17

SECTION 11.11                           Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

SECTION 11.12                           Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure.

SECTION 11.13                           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

SECTION 11.14                           Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT 10.1, 18

IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

CANTABIO PHARMACEUTICALS INC. By: ________________________________ Name: Title:	DR. GERGLEY TOTH By: ________________________________
GARDEDAM THERAPEUTICS INC. By: ________________________________ Name: Title:	DR. THOMAS ROGER SAWYER By: ________________________________
CANTABIO ACQUISITION INC. By: ________________________________ Name: Title:	SIMON PEACE By: ________________________________

EXHIBIT 10.1, 19

SCHEDULE A

EXHIBIT 10.1, 20

Section 2.6 Capitalization – Gardedam Therapeutics [---].

Authorized Shares of Common Stock:	10,000,000
Authorized Shares of Preferred Stock:	0
Outstanding Shares of Common Stock:	1,000,000
Shares of Common Stock Issuable Upon Exercise of Outstanding Options/Warrants:	0
Fully-Diluted Common Shares Outstanding:	1,000,000

EXHIBIT 10.1, 21

Exhibit A

STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Gardedam Therapeutics Inc. and the name of the corporation being merged into this surviving corporation is Cantabio Acquisition Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Gardedam Therapeutics Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on the date hereof.

SIXTH: The Agreement of Merger is on file at [Gardedam address], the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the______________ day of ________________,A.D., ________.

By:____________________________________ Authorized Officer Name:____________________________________ Print or Type Title:____________________________________

EXHIBIT 10.1, 22